                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              CITRIX SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                                                                   April 6, 2001

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Citrix Systems, Inc. (the "Corporation") to be held at 10:00 a.m., on Thursday, May 17, 2001, at The Westin Fort Lauderdale Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334.

     At this Annual Meeting, you will be asked to elect three directors to three-year terms, and to approve the Corporation's 2001 Director and Officer Stock Option and Incentive Plan (the "2001 Plan"). The Board of Directors unanimously recommends that you vote FOR these proposals.

     If approved by our stockholders, the 2001 Plan would be immediately available for future awards and the Corporation would not grant any options or awards under the Corporation's 2000 Director and Officer Stock Option and Incentive Plan approved at last year's annual meeting of stockholders. Details regarding the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

     If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy card by phone or on the Internet. Your prompt cooperation will be greatly appreciated.

                                          Very truly yours,

                                          MARK B. TEMPLETON
                                          President

                              CITRIX SYSTEMS, INC.
                               6400 N.W. 6TH WAY
                         FORT LAUDERDALE, FLORIDA 33309
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 17, 2001

To the Stockholders of Citrix Systems, Inc.:

     The Annual Meeting of Stockholders of Citrix Systems, Inc., a Delaware corporation (the "Corporation"), will be held on Thursday, May 17, 2001 at 10:00 a.m., local time, at The Westin Fort Lauderdale Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334, for the following purposes:

          1. To elect three (3) Class III directors to serve for a three-year term or until their successors are elected and qualified.

          2. To approve the Corporation's 2001 Director and Officer Stock Option and Incentive Plan; and

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 26, 2001 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the meeting:
(1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy card by telephone or on the Internet.

                                          By Order of the Board of Directors,

                                          MARK B. TEMPLETON
                                          President
Fort Lauderdale, Florida
April 6, 2001

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, COMPLETE YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED IN THE ENCLOSED PROXY CARD OR COMPLETE YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                              CITRIX SYSTEMS, INC.
                               6400 N.W. 6TH WAY
                         FORT LAUDERDALE, FLORIDA 33309
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                 APRIL 6, 2001

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Citrix Systems, Inc., a Delaware corporation (the "Corporation"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 17, 2001, at 10:00 a.m., local time, at The Westin Fort Lauderdale Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334, or at any adjournments thereof (the "Meeting"). An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2000, is being mailed together with this proxy statement to all stockholders entitled to vote at the Meeting. This proxy statement and the form of proxy were first mailed to stockholders on or about April 6, 2001.

     The purpose of the Meeting is to elect three Class III directors to the Corporation's Board of Directors, and to approve the Corporation's 2001 Director and Officer Stock Option and Incentive Plan (the "2001 Plan"). A copy of the 2001 Plan is attached to this Proxy Statement as Annex A. Only stockholders of record at the close of business on March 26, 2001 (the "Record Date") will be entitled to receive notice of and to vote at the Meeting. As of that date, 185,384,652 shares of Common Stock of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in one of the following three ways whether or not you plan to attend the meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Corporation, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Corporation before the taking of the vote at the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Citrix Systems, Inc., 6400 N.W. 6th Way, Fort Lauderdale, Florida 33309, Attention: Secretary, at or before the taking of the vote at the Meeting.

     The representation in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Meeting shall be elected as directors. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included.

     The persons named as attorneys-in-fact in the proxies, Roger W. Roberts and John P. Cunningham, were selected by the Board of Directors and are officers of the Corporation. All properly executed proxies returned in time to be counted at the Meeting will be voted. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the nominees to the Board of Directors, and FOR the approval of the 2001 Plan.

     The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Corporation's Common Stock as of the Record Date: (i) by each person who is known by the Corporation to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Corporation; (iii) by each present or former executive officer of the Corporation named in the Summary Compensation Table and (iv) by all directors, executive officers and nominees of the Corporation as a group.

                                                             SHARES BENEFICIALLY   PERCENTAGE OF SHARES
                 NAME OF BENEFICIAL OWNER                         OWNED(1)         BENEFICIALLY OWNED(1)
                 ------------------------                    -------------------   ---------------------
PRIMECAP Management(2).....................................      14,002,000                 7.6%
  225 South Lake Avenue #400
  Pasadena, CA 91101
Roger W. Roberts(3)........................................       1,677,464                   *
Mark B. Templeton(4).......................................       1,244,146                   *
John P. Cunningham(5)......................................         403,833                   *
Kevin R. Compton(6)........................................         376,421                   *
Stephen M. Dow(7)..........................................         340,516                   *
Tyrone F. Pike(8)..........................................         267,748                   *
John C. Burris(9)..........................................         196,875                   *
David A.G. Jones(10).......................................         153,751                   *
Robert N. Goldman(11)......................................         115,000                   *
David Urbani(12)...........................................          75,025                   *
John W. White(13)..........................................          20,901                   *
All executive officers, directors and nominees as a
  group(14)................................................       5,089,551                 2.7%

---------------

  *  Represents less than 1% of the outstanding Common Stock

 (1) Applicable percentage of ownership as of the Record Date is based upon 185,384,652 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Corporation, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the Commission, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group, which may be exercised within 60 days of the Record Date ("presently exercisable stock options").

 (2) With respect to information relating to PRIMECAP Management Company, the Corporation has relied on information supplied by such entity on a Form 13F filed with the Commission for the period ended December 31, 2000. Includes 10,300,000 shares beneficially owned by Vanguard PRIMECAP Fund.

 (3) Includes 1,131,249 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (4) Includes 1,135,940 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (5) Includes 395,833 shares of Common Stock issuable pursuant to presently exercisable stock options, 3,000 shares held by Mr. Cunningham's wife, and 2,000 shares held in Mr. Cunningham's IRA.

 (6) Includes 249,999 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (7) Includes 150,000 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (8) Includes 140,566 shares of Common Stock issuable pursuant to presently exercisable stock options, and 2,400 shares held in trust for the benefit of Mr. Pike's children.

 (9) Consists of 196,875 shares of Common Stock issuable pursuant to presently exercisable stock options.

(10) Consists of 153,751 shares of Common Stock issuable pursuant to presently exercisable stock options.

(11) Consists of 115,000 shares of Common Stock issuable pursuant to presently exercisable stock options.

(12) Consists of 72,916 shares of Common Stock issuable pursuant to presently exercisable stock options and 2,109 shares currently convertible from 150 units of convertible debt.

(13) Includes 20,101 shares of Common Stock issuable pursuant to presently exercisable stock options.

(14) Includes 3,932,017 shares of Common Stock issuable pursuant to presently exercisable stock options.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

                                    NOMINEES

     The Corporation's Board of Directors currently consists of seven members. The Corporation's By-laws divide the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. Messrs. Templeton, Compton and Dow are Class III directors whose terms expire at this Annual Meeting of Stockholders and are nominees for re-election as directors of the Corporation. The Board of Directors is also composed of (i) three Class I directors (Messrs. Goldman, Pike and Roberts), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2002, and (ii) one Class II director (Mr. White), whose term expires upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2003.

     The Board of Directors has nominated and recommended that Messrs. Templeton, Compton and Dow, who are currently members of the Board of Directors, be elected as Class III directors, to hold office until the Annual Meeting of Stockholders to be held in the year 2004 or until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEES LISTED BELOW.

     The following table sets forth the nominees to be elected at the Meeting and, for each director whose term of office will extend beyond the Meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Corporation, the year each nominee's or director's term will expire and class of director of each nominee and each director:

  NOMINEE'S OR DIRECTOR'S
       NAME AND YEAR                                                             YEAR TERM     CLASS OF
  FIRST BECAME A DIRECTOR       POSITION(S) WITH THE CORPORATION                WILL EXPIRE    DIRECTOR
----------------------------    --------------------------------                -----------    --------
NOMINEES:
Mark B. Templeton...........    President and Director                             2004          III
  1998
Kevin R. Compton............    Director                                           2004          III
  1991
Stephen M. Dow..............    Director                                           2004          III
  1989
CONTINUING DIRECTORS:
Robert N. Goldman...........    Director                                           2002           I
  1995
Tyrone F. Pike..............    Director                                           2002           I
  1993
Roger W. Roberts............    Chairman, Chief Operating Officer                  2002           I
  1990                          and Director
John W. White...............    Director                                           2003           II
  1998

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the director nominees to be elected at the Meeting, the directors and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

NAME                                   AGE   POSITION
-------------------------------------  ---   --------------------------------------------------------
Mark B. Templeton....................  48    President and Director
Roger W. Roberts.....................  56    Chairman, Chief Operating Officer and Director
John P. Cunningham...................  63    Chief Financial Officer, Treasurer, Senior Vice
                                             President, Finance and Administration, and Assistant
                                             Secretary
John C. Burris.......................  46    Senior Vice President, Worldwide Sales and Customer
                                             Services
David A.G. Jones.....................  46    Senior Vice President, Corporate Development
Scott Kinnear........................  42    Vice President, Worldwide Product Development
Leslie A. Pendergrast................  39    Vice President, Human Resources
David Urbani.........................  55    Vice President, Controller
David Weiss..........................  40    Vice President, Worldwide Marketing
Kevin R. Compton(1)(2)...............  42    Director
Stephen M. Dow(1)(2).................  45    Director
Robert N. Goldman(2).................  51    Director
John W. White(1).....................  62    Director
Tyrone F. Pike.......................  46    Director

---------------
(1) Member of Compensation Committee

(2) Member of Audit Committee

     Mark B. Templeton has served as President of the Corporation since January 1998 and as its Chief Executive Officer from January 1999 to June 2000. He was elected to the Board of Directors in May 1998. Prior to January 1998, he served as Vice President, Marketing since joining the Corporation in June 1995. From April 1994 to June 1995, Mr. Templeton served as Group Director, Corporate Marketing for UB Networks, Inc. (formerly Ungermann-Bass, Inc.), a computer network hardware manufacturer. From November 1993 to April 1994, he served as Executive Vice President for Softblox, Inc., a software company. From July 1991 to November 1993, Mr. Templeton served as Vice President, Marketing for Keyfile Corporation, a group collaboration software company. Mr. Templeton also serves on the Board of Directors of Second Century Communications, a privately held company.

     Roger W. Roberts has served as a director since joining the Corporation in June 1990. Since June 2000, he has served as Chairman and Chief Operating Officer. He also served as Chief Executive Officer of the Corporation from June 1990 until December 1998 and served as President of the Corporation from June 1990 until January 1998. Prior to joining the Corporation, Mr. Roberts was employed for over twenty years by Texas Instruments, a diversified electronics company, where he held technical, marketing and general management positions. Most recently at Texas Instruments, Mr. Roberts was Director of Marketing for the Peripheral Products Division, responsible for the MicroLaser printers and TravelMate notebooks.

     John P. Cunningham joined the Corporation as its Chief Financial Officer, Senior Vice President, Finance and Administration, Treasurer and Assistant Secretary in November 1999. Prior to joining the Corporation, Mr. Cunningham served as Executive Vice President and Chief Financial Officer of Getronics NV (formerly Wang Global), a computer services firm, from 1998 to 1999. Prior to that, he served as Chief Financial Officer at Whirlpool Corporation, a diversified manufacturer, from 1996 to 1998 and Maytag Corporation, a diversified manufacturer, from 1994 to 1996. Mr. Cunningham has also served as Corporate

Controller and held other general management positions at International Business Machines Corporation. Mr. Cunningham also serves on the Board of Directors of Baltimore Technologies, an Irish corporation.

     John C. Burris joined the Corporation in July 1999 as Senior Vice President, Worldwide Customer Services. In January 2001, Mr. Burris was appointed Senior Vice President, Worldwide Sales and Customer Services. Prior to joining the Corporation, Mr. Burris was employed by Lucent Technologies from 1996 to 1999 as Vice President and General Manager of the Gulf States region. Prior to 1996, Mr. Burris was employed in various customer service capacities for AT&T Corp. including a term as managing director for AT&T's Asia/Pacific region.

     David A.G. Jones joined the Corporation in October 1998 as Vice President, International. From April 1999 To January 2001, Mr. Jones served as Senior Vice President, Worldwide Sales. In January 2001, Mr. Jones was appointed Senior Vice President, Corporate Development. Prior to joining the Corporation, he served as President of The Vision Factory, Inc., a developer of e-commerce software tools, from 1997 to 1998. From 1996 to 1997, he served as Vice President-International of mFactory Inc., a developer of multimedia development software. From 1993 to 1996, Mr. Jones served as Senior Director for Apple Computer, Inc., a computer company.

     Scott Kinnear has served as Vice President, Worldwide Product Development since May 2000. From April 1999 to May 2000, Mr. Kinnear served as Vice President, Windows Application Server Products. Prior to his promotion to Vice President in April 1999, Mr. Kinnear held various engineering and operations positions at the Corporation over a 10-year period since he joined the Corporation in September 1989. Prior to joining the Corporation, Mr. Kinnear was a senior programmer and architect at IBM.

     Leslie A. Pendergrast joined the Corporation in October 1996 as Director, Human Resources. In April 1999, Ms. Pendergrast was promoted to Vice President, Human Resources. Prior to joining the Corporation, Ms. Pendergrast held Human Resources and Customer Service management positions with American Express, Office Depot, and Certified Vacations from 1989 to 1996.

     David Urbani joined the Corporation in March 2000 as Vice President, Controller. Prior to joining the Corporation, Mr. Urbani served as Vice President, Treasurer for Maytag Corporation, a diversified manufacturer, from 1995 to 2000.

     David Weiss joined the Corporation in October, 1995 as Director, Marketing. In April 1999, Mr. Weiss was promoted to Vice President, Product Strategy and in June 2000, to Vice President, Worldwide Marketing.

     Kevin R. Compton has served as a director of the Corporation since 1991. Since 1990, Mr. Compton has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital investment firm. From May 1985 to December 1990, Mr. Compton was the vice president and general manager of the network systems team at Businessland, Inc., a computer retailer, and at AmeriSource Corporation prior to its acquisition by Businessland. Mr. Compton serves on the Board of Directors of OneWorld Systems, Digital Generations Systems and VeriSign and is also a director of several privately-held companies.

     Stephen M. Dow has served as a director of the Corporation since 1989. Since 1983, Mr. Dow has served as a general partner of Sevin Rosen Funds, a venture capital investment firm. Mr. Dow also serves as a director of several privately held companies.

     Robert N. Goldman has served as a director of the Corporation since 1995. In November 1995, Mr. Goldman was named President and Chief Executive Officer of eXcelon Corporation, formerly known as Object Design, Inc., a developer of object data management software. From 1986 to August 1995, Mr. Goldman served as Chairman of the Board of Trinzic, Inc. and its predecessor software companies that were engaged in the development and marketing of client/server middleware software products. Trinzic was formed by the merger of AICorp and AION Corporation in 1992. Mr. Goldman served as AICorp President and Chief Executive Officer from 1986 to 1992. From 1983 to 1986, Mr. Goldman served as President and Chief Operating Officer of Cullinet Software, Inc., a software developer. Mr. Goldman serves on the Board of Directors of Net Genesis Corporation, Parametric Technology Corporation and several privately held companies.

     John W. White has served as a director of the Corporation since 1998. From March 1994 to August 1998, Mr. White served as Vice President and Chief Information Officer at Compaq Computer Corporation, a computer company and supplier of computer systems. Prior to joining Compaq, Mr. White spent more than 28 years at Texas Instruments, a diversified electronics company, most recently as President of the Information Technology Group. Prior to his tenure at Texas Instruments, Mr. White worked at Electronic Data Systems Corporation, a technology based professional services firm. Mr. White serves on the Board of Directors of Metasolv Software.

     Tyrone F. Pike has served as a director of the Corporation since 1993. Mr. Pike is Vice President of Special Projects for InterNAP Network Services Corporate, a data network carrier that provides Quality of Service connectivity to the Internet. In July 2000 InterNAP acquired VPNX.com, a Virtual Private Network (VPN) services company, founded by Mr. Pike in August 1996 and where he served as CEO, President and Chairman. From January 1994 to August 1996, Mr. Pike served in various management positions at UB Networks, Inc., Global Village Communications, Inc., Intel Corporation and LANSystems, Inc.

     Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met nine times during the fiscal year ended December 31, 2000 and took action by unanimous written consent four times during the fiscal year ended December 31, 2000. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which they served during fiscal 2000. The Audit Committee of the Board of Directors, of which Messrs. Compton, Goldman and Dow are currently the only members, reviews with the independent accountants and management the annual financial statements and independent auditors' opinion, reviews the results of the audit of the Corporation's financial statements by the independent auditors, recommends the retention of the independent auditors to the Board of Directors and periodically reviews the Corporation's accounting policies and internal accounting and financial controls. The Audit Committee met six times during the fiscal year ended December 31, 2000. The Compensation Committee, of which Messrs. Compton, Dow and White are currently the only members, is responsible for administering the Corporation's stock ownership plans and for reviewing and approving compensation matters concerning the executive officers of the Corporation. The Compensation Committee met three times and took action by unanimous written consent 20 times during the fiscal year ended December 31, 2000. The Finance Committee of the Board of Directors, of which Messrs. Compton, Goldman and Dow are currently the only members, is responsible for overseeing management's financial policies and business practices. The Finance Committee was formed in January 2001. The Board of Directors does not currently have a standing nominating committee.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     This report is submitted by the Audit Committee of the Board of Directors, which, during the fiscal year ended December 31, 2000, reviewed with the independent accountants and management the annual financial statements and independent auditors' opinion, reviewed the results of the audit of the Corporation's financial statements by the independent auditors, recommended the retention of the independent auditors to the Board of Directors and periodically reviewed the Corporation's accounting policies and internal accounting and financial controls. The Audit Committee of the Board of Directors is currently comprised of Messrs. Compton, Goldman and Dow, three non-employee directors of the Corporation and, aside from being a director of the Corporation, each is otherwise independent of the Corporation (as independence is defined in the listing standards of the Nasdaq National Market). The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Annex B to this Proxy Statement.

     The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Corporation including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. The Committee held six meetings during fiscal year 2000.

     The Audit Committee has reviewed the audited financial statements of the Corporation at December 31, 2000 and for each of the two prior years ended December 31, and has discussed them with both management and Ernst & Young LLP, the Company's independent accountants. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Ernst & Young LLP that firm's independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE

     Kevin R. Compton
     Robert N. Goldman
     Stephen M. Dow

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Corporation in all capacities during the fiscal years ended December 31, 2000, 1999 and 1998 to (i) the Corporation's Chief Executive Officer during 2000 and (ii) each of the other four most highly compensated executive officers of the Corporation who received total annual salary and bonus in excess of $100,000 in fiscal 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                         COMPENSATION
                                                        ANNUAL COMPENSATION               AWARDS(3)
                                             -----------------------------------------   ------------
                                                                                          SECURITIES
                                                                        OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR   SALARY($)   BONUS($)(1)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
------------------------------------  ----   ---------   -----------   ---------------   ------------   ---------------
Mark B. Templeton...................  2000    371,000      202,566             --            50,000              --
  Acting Chief Executive Officer,     1999    307,500      176,396          4,859(2)      1,200,000              --
  President and Director              1998    205,000      137,128             --           600,000              --

John P. Cunningham..................  2000    327,000      127,530             --           185,000              --
  Chief Financial Officer,            1999     27,308        8,711             --           800,000          27,129(4)
  Treasurer, Senior Vice              1998         (6)          --             --                --              --
  President, Finance and
  Administration, and Assistant
  Secretary

John C. Burris......................  2000    241,008      171,400             --            42,000              --
  Senior Vice President, Worldwide    1999     91,026       33,193             --           450,000          20,000(5)
  Sales and Customer Services         1998         (6)          --             --                --              --

David A.G. Jones....................  2000    225,000      167,063             --            35,000
  Senior Vice President, Corporate    1999    190,000      112,697             --           220,000           1,512(4)
  Development                         1998     42,500       20,000             --           300,000         129,663(4)

David Urbani........................  2000    182,628       72,188             --           453,000         121,788(4)
  Vice President, Controller          1999         (6)          --             --                --              --
                                      1998         (6)          --             --                --              --

---------------

(1) Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(2) Consists of amounts paid in lieu of such officer's inability to defer certain matching 401(k) contributions due to the terms of the Corporation's 401(k) plan.
(3) The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the fiscal years ended December 31, 2000, 1999 and 1998. On February 20, 1998, the Corporation effected a 3-for-2 stock split in the form of a 50% stock dividend to the stockholders of record of the Corporation's Common Stock on February 12, 1998. On March 25, 1999, the Corporation effected a 2-for-1 stock split in the form of a 100% stock dividend to the stockholders of record of the Corporation's Common Stock on March 17, 1999. On February 16, 2000, the Corporation effected a 2-for-1 stock split in the form of a 100% stock dividend to the stockholders of record of the Corporation's Common Stock on January 31, 2000. All share numbers in this table and elsewhere in this proxy statement reflect such stock splits.
(4) Consists of relocation expenses.
(5) Consists of sign-on bonuses.
(6) Such officer was not employed by the Corporation during such year.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the year ended December 31, 2000 pursuant to the Corporation's 1995 Stock Plan and/or the 2000 Director and Officer Stock Option and Incentive Plan to each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers"). The Corporation did not grant any stock appreciation rights to the Named Executive Officers during the fiscal year ended December 31, 2000.

                                    INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                          -------------------------------------                      VALUE AT ASSUMED
                          NUMBER OF     % OF TOTAL                                   ANNUAL RATES OF
                          SECURITIES     OPTIONS                                 STOCK PRICE APPRECIATION
                          UNDERLYING    GRANTED TO    EXERCISE                      FOR OPTION TERM(2)
                           OPTIONS     EMPLOYEES IN   PRICE(1)     EXPIRATION    ------------------------
NAME                      GRANTED(#)   FISCAL YEAR    ($/SHARE)       DATE         5%($)         10%($)
----                      ----------   ------------   ---------    ----------    ----------    ----------
Mark B. Templeton.......    50,000         0.40         23.75        11/5/10        746,812     1,892,569
John P. Cunningham......    85,000         0.68         15.69        7/23/10        838,592     2,125,156
                           100,000         0.80         23.75        11/5/10      1,493,625     3,785,138
John C. Burris..........    42,000         0.34         15.69        7/23/10        414,363     1,050,077
David A.G. Jones........    35,000         0.28         15.69        7/23/10        345,302       875,064
David Urbani............   250,000         2.00         97.25         3/1/10     15,284,707    38,731,399
                           203,000         1.63         15.69        7/23/10      2,002,061     5,073,216

---------------

(1) The exercise price per share of each option was determined by the Compensation Committee to be equal to the fair market value per share of Common Stock on the date of grant. The fair market value per share of Common Stock as of the Record Date was $21.875.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

AGGREGATE OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended December 31, 2000 and the year-end value of unexercised options.

                                                         NUMBERS OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                            SHARES                            UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                          ACQUIRED ON       VALUE               DECEMBER 31, 2000                  DECEMBER 31, 2000
NAME                      EXERCISE(#)   REALIZED($)(1)      EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE($)(2)
----                      -----------   --------------   --------------------------------   -------------------------------
Mark B. Templeton.......    89,114        6,867,912              1,083,750/957,814                7,879,273/4,100,686
John P. Cunningham......        --               --                229,167/755,833                        0/824,062
John C. Burris..........        --               --                150,000/342,000                        0/370,125
David A.G. Jones........    18,750        1,178,702                134,585/314,171                  444,208/1,389,897
David Urbani............        --               --                      0/453,000                        0/1,788,938

---------------

(1) Amounts disclosed in this column were calculated based on the difference between the fair market value of the Corporation's Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and do not reflect amounts actually received by the named officers.
(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 2000, the fiscal year-end ($24.50 per share), multiplied by the number of shares underlying the option.

STOCK PLANS

     The Corporation currently has four employee stock ownership plans: the 1989 Stock Option Plan, the 1995 Stock Plan, the 1995 Employee Stock Purchase Plan and the 2000 Director and Officer Stock Option and Incentive Plan. Each of the foregoing plans is administered by the Compensation Committee of the Board of Directors. The 1989 Stock Option Plan has expired and no further options may be granted pursuant to such plan. As of the Record Date, options to purchase an aggregate of 641,196 shares of Common Stock were issued and outstanding under the 1989 Stock Option Plan, all of which were then exercisable.

     Under the terms of the Corporation's 1995 Stock Plan, the Corporation is authorized to make stock awards, provide eligible individuals with the opportunity to purchase stock, grant incentive stock options and grant non-statutory stock options to employees, consultants, directors and officers of the Corporation. The 1995 Stock Plan provides for the issuance of up to 69,945,623 shares plus, effective on January 1, 2001, on January 1 of each year, a number of shares of Common Stock equal to five percent (5%) of the total number of shares of Common Stock issued and outstanding as of December 31 of the preceding year. Notwithstanding the foregoing, no more than 60,000,000 shares of Common Stock may be issued pursuant to the exercise of incentive stock options granted under the 1995 Stock Plan. The terms of such Stock Rights (as defined in the 1995 Plan), including the number of shares subject to each Stock Right, when the Stock Right becomes exercisable, the exercise or purchase price of the Stock Right, the duration of the Stock Right and the time, manner and form of payment upon exercise of the Stock Right, are generally determined by the Compensation Committee. As of the Record Date, options to purchase an aggregate of 37,803,048 shares of Common Stock were issued and outstanding under the 1995 Stock Plan, of which options for approximately 14,375,378 shares were then exercisable. Although the 1995 Plan was amended in June 2000 to increase the number of authorized shares in January 2001, the Board of Directors approved an amendment to nullify this increase.

     The 1995 Employee Stock Purchase Plan provides for the issuance of a maximum of 9,000,000 shares of Common Stock (adjusted for stock splits) pursuant to the exercise of nontransferable options granted to participating employees. Under the 1995 Employee Stock Purchase Plan, eligible employees of the Corporation may participate in semi-annual plan offerings in which payroll deductions may be used to purchase shares of Common Stock. The purchase price of such shares is the lower of 85% of the fair market value of the Common Stock on the day the offering commences or 85% of the fair market value of the Common Stock on the day the offering terminates. As the Record Date, 118,661 shares of Common Stock had been purchased under the 1995 Employee Stock Purchase Plan.

     Under the terms of the Corporation's 2000 Director and Officer Stock Option and Incentive Plan, the Corporation is authorized to make stock awards, provide eligible individuals with the opportunity to purchase stock, grant incentive stock options and grant non-statutory stock options to officers and directors of the Corporation. The 2000 Plan provides for the issuance of up to 4,000,000 shares, plus, effective on January 1, 2001, on January 1 of each year, a number of shares of Common Stock equal to one-half of one percent (0.5%) of the total number of shares of Common Stock issued and outstanding as of December 31 of the preceding year. Notwithstanding the foregoing, no more than 3,000,000 shares of Common Stock may be issued pursuant to the exercise of incentive stock options granted under the 2000 Plan. The terms of such Awards (as defined in the 2000
Plan), including number of shares subject to each Award, when the Award becomes exercisable, the exercise or purchase price of the Award, the duration of the Award and the time, manner and form of payment upon exercise of an Award, are generally determined by the Compensation Committee. As the Record Date, options to purchase an aggregate of 1,948,975 shares of Common Stock were issued and outstanding under the 2000 Plan, of which options for no shares were then exercisable. If the 2001 Director and Officer Stock Option and Incentive Plan being submitted for approval to the Corporation's stockholder at the Meeting is approved by the stockholders, the Corporation will refrain from future grants to directors and officers of the Corporation under the 2000 Plan and will instead issue future grants under the 2001 Plan.

     REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ABOUT EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee of the Board of Directors, which administered the Corporation's executive compensation program during the fiscal year ended December 31, 2000. The Compensation Committee of the Board of Directors is currently comprised of Messrs. Compton, Dow and White, three non-employee directors of the Corporation. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering the Corporation's stock ownership plans and reviewing and approving compensation matters concerning the executive officers of the Corporation.

     Overview and Philosophy. The Corporation uses its compensation program to achieve the following objectives:

     - To provide compensation that attracts, motivates and retains the best talent and highest caliber people to serve the Corporation's customers and achieve its strategic objectives.

     - To align management's interest with the success of the Corporation.

     - To align management's interest with stockholders by including long-term equity incentives.

     - To increase profitability of the Corporation and, accordingly, increase stockholder value.

     Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and, in the case of certain executive officers, annual incentive bonuses and long-term incentive awards in the form of stock option grants. In addition, the compensation program is comprised of various benefits, including medical and insurance plans, the Corporation's 401(k) Plan, the 1995 Stock Plan, the 2000 Director and Officer Stock Option and Incentive Plan and the 1995 Employee Stock Purchase Plan.

     Base Salary. Compensation levels for each of the Corporation's executive officers, including the President and acting Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the Corporation's past financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Corporation's long-term goals and strategies. Generally, salary decisions for the Corporation's executive officers are made near the beginning of each calendar year.

     Fiscal 2000 base salaries were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation to each executive officer. Base salary levels for each of the Corporation's executive officers, other than the Chief Executive Officer, were also based upon evaluations and recommendations made by the President and acting Chief Executive Officer.

     Incentive Compensation. The Compensation Committee determined the amount of incentive compensation paid to each of the executive officers in fiscal 2000 based upon a consideration of a number of factors which it deemed relevant to the executive officer's performance. These factors in 2000 included the Corporation's sales growth in 2000, the Corporation's profitability during 2000 and the executive officer's individual performance.

     Stock Options. The Compensation Committee believes that long-term incentive compensation in the form of stock options helps to align the interests of management and stockholders and enables executives to develop a long-term stock ownership in the Corporation. In addition to an executive's past performance, the Corporation's desire to retain an individual is of paramount importance in the determination of stock option grants.

     When establishing stock option grant levels for executive officers, the Compensation Committee considered the existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current stock price. Options granted in fiscal 2000 were granted at an exercise price per share equal to or greater than the fair market value of the Common Stock, as determined by the Compensation Committee. The Compensation Committee reviews option grants to executive officers on an annual basis and considers the level of outstanding options as a factor in its determinations with respect to overall compensation for each of the executive officers. For additional information regarding the grant of options, see the table under the section heading "Option Grants in Last Fiscal Year."

     Other Benefits. The Corporation also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Corporation offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Corporation also maintains insurance and other benefit plans for its employees.

     Acting Chief Executive Officer's Compensation. In 2000, the Corporation's President and acting Chief Executive Officer, Mark B. Templeton, received salary compensation of $371,000. The increase of Mr. Templeton's salary from $307,500 to $371,000 was based on an assessment of salaries believed by the Board of Directors to be paid to chief executive officers at similar companies, as well as an assessment of Mr. Templeton's qualifications, performance and expected contributions to the Corporation's planned growth during the year.

     Tax Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Corporation has considered the limitations on deductions imposed by Section 162(m) of the Code and it is the Corporation's present intention, for so long as it is consistent with its overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE

     Kevin R. Compton
     Stephen M. Dow
     John W. White

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Compton, Dow and White. No member of the Committee was at any time during the past year an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship with the Corporation requiring disclosure herein.

     During the last year, no executive officer of the Corporation served as (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Corporation; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Corporation; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Corporation.

COMPENSATION OF DIRECTORS

     Employee-directors do not receive cash compensation for their service as members of the Board of Directors. Non-employee directors receive a fee of $1,500 for each meeting of the Board of Directors that they attend, $200 for each meeting of the Board of Directors that they participate in via telephone, and $500 for each committee meeting that they attend. Non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending such meetings.

     Non-employee directors are also eligible for participation in the 1995 Non-Employee Director Stock Option Plan. The 1995 Non-Employee Director Stock Option Plan provides for the grant of options to purchase a maximum of 3,600,000 shares of Common Stock (adjusted for stock splits) to non-employee directors of the Corporation. The 1995 Non-Employee Director Stock Option Plan authorizes the grant to each director who is not an employee of the Corporation and who is first elected as a director after the date of the Corporation's initial public offering, an option to purchase 180,000 shares of Common Stock (adjusted for stock splits). Each non-employee director will also receive, on each three-year anniversary of such director's first election to the Board of Directors, an option to purchase 180,000 shares (adjusted for stock splits) of Common Stock, provided that such director has continuously served on the Board of Directors during such three-year period. The exercise price per share for all options granted under the 1995 Non-Employee Director Stock Option Plan will be equal to 100% of the fair market value per share of the Common Stock as of the date of grant. As of the Record Date, 870,152 options had been granted under the 1995 Non-Employee Director Stock Option Plan, of which options for approximately 615,050 shares were then exercisable.

STOCK PERFORMANCE GRAPH

     The Stock Performance Graph set forth below compares the yearly change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on December 8, 1995 through December 31, 2000, with the cumulative total return on the Center for Research in Securities Prices Index for the Nasdaq Stock Market National Market Index ("Nasdaq National Market Index"), the Standard & Poor's 500 Stock Index ("S&P 500") and the Prepackaged Software (SIC Code 7372) Index ("Prepackaged Software Index"). The comparison assumes $100 was invested on December 29, 1995 in the Corporation's Common Stock, in the Prepackaged Software Index, the Nasdaq National Market Index and the Standard and Poor's 500 Stock Index and assumes reinvestment of dividends, if any.

                                        CITRIX SYSTEMS, INC.   PREPACKAGED SOFTWARE          NASDAQ                S&P 500
                                        --------------------   --------------------          ------                -------
1995                                           100.00                 100.00                 100.00                 100.00
1996                                           240.38                 132.92                 124.27                 122.96
1997                                           467.69                 169.18                 152.00                 163.98
1998                                           895.51                 284.28                 214.39                 210.84
1999                                          2269.62                 531.44                 378.12                 255.22
2000                                           830.35                 290.40                 237.66                 231.98

     The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

                                   PROPOSAL 2
                   APPROVAL OF THE 2001 DIRECTOR AND OFFICER
                        STOCK OPTION AND INCENTIVE PLAN

     On January 25, 2001, the Corporation's 2001 Director and Officer Stock Option and Incentive Plan (the "2001 Plan") was adopted by the Board of Directors and recommended for approval to the stockholders. For various administrative and tax reasons, the Board of Directors recommended in April 2000 the establishment of a new stock option plan for future grants of ISOs and Non-Qualified Options to directors and officers of the Corporation. At the stockholders meeting in May 2000, the stockholders approved the 2000 Director and Officer Stock Option and Incentive Plan (the "2000 Plan"). In September 2000, Louisiana State Employees' Retirement System, a stockholder of the Corporation, filed a claim in the Court of Chancery of the State of Delaware against the Corporation and nine of its officers and directors alleging that the defendants breached their fiduciary duty by failing to disclose all material information concerning the Corporation's financial condition at the time of the proxy solicitation. The Corporation believes the plaintiff's claim lacks merit and intends to vigorously defend the lawsuit. However, there are legal uncertainties as a result of this lawsuit, some of which could potentially compromise the 2000 Plan and the awards granted thereunder. As a result, in January 2001, the Board of Directors recommended establishing a new stock option plan for future grants of ISOs and Non-Qualified Options to directors and officers of the Corporation. If this proposal is approved by the Corporation's stockholders, the Corporation intends to refrain from future grants of stock options to directors and officers of the Corporation under the 2000 Plan and instead issue future grants under the 2001 Plan.

     Under the terms of the 2001 Plan, the Corporation is authorized to make stock awards, provide eligible participants with the opportunity to purchase stock, grant ISOs and grant Non-Qualified Options (collectively, the "Stock Rights") to directors and officers of the Corporation. Under the 2001 Plan, directors and officers who are employees of the Corporation are eligible to be granted stock options that qualify as ISOs. The 2001 Plan provides for the issuance of up to 4,000,000 shares, plus, effective on January 1, 2002, and on January 1 of each year thereafter, a number of shares of Common Stock equal to one-half of one percent (0.5%) of the total number of shares of Common Stock issued and outstanding as of December 31 of the preceding year. Notwithstanding the foregoing, no more than 3,000,000 shares of Common Stock may be issued pursuant to the exercise of ISOs granted under the 2001 Plan. The terms of such Stock Rights, including the number of shares subject to each Stock Right, when the Stock Right becomes exercisable, the exercise or purchase price of the Stock Right, the duration of the Stock Right and the time, manner and form of payment upon exercise of a Stock Right, are to be determined by the Compensation Committee.

     The Corporation relies on stock options as an inducement to obtain and retain the services of qualified directors and officers. The Board of Directors believes that adoption of the 2001 Plan is essential to permit the Corporation to continue to provide long-term, equity-based compensation to present and future directors and officers of the Corporation.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                         VOTE "FOR" THE APPROVAL OF THE
           2001 DIRECTOR AND OFFICER STOCK OPTION AND INCENTIVE PLAN

DESCRIPTION OF THE 2001 DIRECTOR AND OFFICER STOCK OPTION AND INCENTIVE PLAN

     The purpose of the 2001 Plan is to provide stock options and other equity interests (each an "Award") in the Corporation to officers and directors of the Corporation and its subsidiaries (each a "Participant"), all of whom are eligible to receive Awards under the 2001 Plan. A copy of the 2001 Plan is attached to this Proxy Statement as Annex A.

     Administration. The 2001 Plan is administered by the Compensation Committee. The Compensation Committee has the power to construe the 2001 Plan, determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the 2001 Plan as they may deem desirable.

     Per-Participant Limit. No Participant may be granted Awards during any one fiscal year to purchase more than 1,000,000 shares of Common Stock.

     Exercise Price. The exercise price of the options granted under the 2001 Plan generally must be equal to the fair market value of the Common Stock on the date the option is granted. Fair market value is the last reported sale price of the Common Stock on the grant date as reported on the Nasdaq National Market.

     Exercise of Options. Each option granted under the 2001 Plan shall either be fully exercisable at the time of grant or shall become exercisable in such installments as the Compensation Committee may specify. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the option, unless otherwise specified by the Compensation Committee. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

     Payment for Exercise of Options. Payment for the exercise of options under the 2001 Plan may be made by one or any combination of the following forms of payment (a) by check payable to the order of the Corporation, (b) except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Corporation sufficient funds to pay the exercise price, or delivery by the Participant (as defined in the 2001 Plan) to the Corporation of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Corporation cash or a check sufficient to pay the exercise price, or (c) to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the Participant to the Corporation (and delivery to the Corporation by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

     Restriction on Repricing. A majority of the shares present at a meeting of stockholders is required to reprice, or terminate and regrant an option at a lower price than the original grant.

     Assignability. Options may be transferred by will or by the laws of descent and distribution or pursuant to and in accordance with the optionee's stock option agreement.

     Effect of Termination, Disability or Death. The Board of Directors determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of an optionee and the extent to which, and the period during which, the optionee, or the optionees' legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award.

     Termination of Plan; Amendments. The Board of Directors may from time to time adopt amendments, certain of which are subject to shareholder approval, and may terminate the 2001 Plan at any time (although such action shall not affect options previously granted). Any shares subject to an option which for any reason expires or terminates unexercised may again be available for option grants under the 2001 Plan. Unless terminated sooner, the 2001 Plan will terminate on January 25, 2011.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS GRANTED UNDER THE 1989 STOCK OPTION PLAN (THE "1989 PLAN"), THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN (THE "DIRECTOR OPTION PLAN"), THE SECOND AMENDED AND RESTATED 1995 STOCK PLAN (THE "1995 STOCK PLAN"), THE AMENDED AND RESTATED 2000 DIRECTOR AND OFFICER STOCK OPTION AND INCENTIVE PLAN (THE "2000 PLAN"), THE 2001 DIRECTOR AND OFFICER STOCK OPTION AND INCENTIVE PLAN ("2001 PLAN") AND THE AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN (THE "1995 PURCHASE PLAN"), AND OF CERTAIN OTHER RIGHTS GRANTED UNDER SUCH PLANS, ARE BASED UPON THE PROVISIONS OF THE CODE AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, CURRENT REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. THIS DISCUSSION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THESE PLANS OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT.

     A. Incentive Stock Options ("ISOs"). The following general rules are applicable under current United States federal income tax law to ISOs granted under the 1989 Plan, the 1995 Stock Plan, the 2000 Plan and the 2001 Plan:

        1. In general, an optionee will not recognize any income upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO, and the Corporation will not be entitled to a federal income tax deduction upon either the grant or the exercise of an ISO.

        2. If shares acquired upon exercise of an ISO are not disposed of within
(i) two years from the date the ISO was granted or (ii) one year from the date the shares are issued to the optionee pursuant to the exercise of the ISO (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price generally will be treated as capital gain or loss to the optionee.

        3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

        4. The difference between the amount realized by an optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and
(ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss to the optionee.

        5. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercise of an ISO, the Corporation generally will be entitled to a corresponding federal income tax deduction.

        6. An optionee may be entitled to exercise an ISO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

        7. In addition to the tax consequences described above, the exercise of an ISO may result in an "alternative minimum tax." In general, the amount by which the fair market value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the greater of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

        8. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

        9. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     B. Non-Qualified Options. The following general rules are applicable under current United States federal income tax law to Non-Qualified Options granted under the 1989 Plan, the Director Option Plan, the 1995 Stock Plan, the 2000 Plan and the 2001 Plan:

        1. In general, an optionee will not recognize any taxable income upon the grant of a Non-Qualified Option, and the Corporation will not be entitled to a federal income tax deduction upon such grant.

        2. An optionee generally will recognize ordinary income at the time of exercise of the Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Corporation may be required to withhold income tax on this amount.

        3. When an optionee sells the shares acquired upon the exercise of a Non-Qualified Option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

        4. When an optionee recognizes ordinary income attributable to a Non-Qualified Option, the Corporation generally should be entitled to a corresponding federal income tax deduction.

        5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price, if the optionee's option agreement so provides. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

        6. Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     C. Stock Awards and Purchases. The following general rules are applicable under current United States federal income tax law to awards of stock of the Corporation and opportunities to purchase shares directly from the Corporation under the 1989 Plan, the 1995 Stock Plan, the 2000 Plan and the 2001 Plan:

     Persons receiving Common Stock under the 1995 Stock Plan, the 2000 Plan or the 2001 Plan pursuant to an award or opportunity to purchase generally will recognize ordinary income equal to the fair market value of the shares received in the case of an award, or the excess of the fair market value of the shares (determined on the date of purchase) over the purchase price, in the case of an opportunity to purchase. The Corporation generally should be entitled to a corresponding federal income tax deduction. When such shares are sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of shares and his or her tax basis in the shares (generally, the fair market value of the shares when acquired). Special rules apply if the shares acquired pursuant to an award or an opportunity to purchase are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     D. Options Granted under the 1995 Purchase Plan. The following general rules are currently applicable under current United States federal income tax law to options under the 1995 Purchase Plan:

        1. The amounts deducted from an employee's pay under the 1995 Purchase Plan will be included in the employee's compensation subject to federal income tax. Generally, no additional income will be recognized by the employee either at the time options are granted pursuant to the 1995 Purchase Plan or at the time the employee purchases shares pursuant to the 1995 Purchase Plan.

        2. If the employee disposes of shares purchased pursuant to the 1995 Purchase Plan more than two years after the first business day of the payment period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of:

                (a) The excess, if any, of the fair market value of the shares at the time of disposition over the amount the employee paid for the shares, or

                (b) 15% of the fair market value of the shares on the first business day of the payment period.

     In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the employee's holding period for the shares exceeds one year.

     3. If the employee disposes of shares purchased pursuant to the 1995 Purchase Plan within two years after the first business day of the payment period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the payment period over the amount the employee paid for the shares.

     In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the employee's holding period for the shares exceeds one year.

     4. If the employee disposes of shares purchased pursuant to the 1995 Purchase Plan more than two years after the first business day of the payment period in which the employee acquired the shares, the Corporation will not be entitled to any federal income tax deduction with respect to the options or the shares issued upon their exercise. If the employee disposes of such shares prior to the expiration of this two-year holding period, the Corporation generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

                              SECTION 16 REPORTING

     Section 16(a) of the Exchange Act requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2000 and written representations from certain Reporting Persons, the Corporation believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2000, except for the following: Bruce C. Chittenden filed a Form 4 on July 20, 2000 which did not properly reflect certain share exercises that took place in June 2000; Robert N. Goldman filed a Form 4 in March 2000 which contained inaccurate share data; Leslie A. Pendergrast filed a Form 4 in February 2000 which contained inaccurate share data, thereby causing subsequent Form 4 filings to have inaccurate share data; and Stephen M. Dow filed a Form 4 in August 2000 which contained inaccurate share data.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all Stockholders entitled to vote at the 2002 Annual Meeting of Stockholders of the Corporation or otherwise intended to be brought up at such Annual Meeting must be received at the Corporation's principal executive offices between November 7, 2001 and December 7, 2001. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Citrix Systems, Inc., 6400 N.W. 6th Way, Fort Lauderdale, FL 33309, Attention: Secretary.

                              INDEPENDENT AUDITORS

     The Board of Directors has retained the firm of Ernst & Young LLP ("Ernst & Young"), independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2001. Ernst & Young has served as the Corporation's accountants since 1989. It is expected that a member of Ernst & Young will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

FEES

     The following table sets forth the fees billed by the Corporation's independent auditors to the Corporation during the fiscal year ended December 31, 2000:

FEE                                                                   AMOUNT
---                                                                   ------
Audit Fee...........................................                $  680,000
Financial Information Systems Design and
  Implementation Fee................................                $        0
All Other Fees
  Audit Related Services............................  $1,100,000
  All Other Non-Audit Services......................  $  670,000
                                                      ----------
     Total Other Fees...............................                $1,770,000

     The Corporation's Audit Committee did consider whether the provision of audit related services and all other non-audit services is compatible with the principal accountant's independence.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation and, in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Corporation may retain a proxy solicitation firm to assist in the solicitation of proxies. The Corporation will bear all reasonable solicitation fees and expenses if such a proxy solicitation firm is retained.

                                                                         ANNEX A

                              CITRIX SYSTEMS, INC.

           2001 DIRECTOR AND OFFICER STOCK OPTION AND INCENTIVE PLAN

1.  PURPOSE AND ELIGIBILITY

     The purpose of this 2001 Director and Officer Stock Option and Incentive Plan (the "Plan") of Citrix Systems, Inc. (the "Company") is to provide stock options and other equity interests in the Company (each an "Award") to officers and directors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a "Participant." Additional definitions are contained in Section 8.

2.  ADMINISTRATION

     a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

     b. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean such Committee or the Board.

     c. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.  STOCK AVAILABLE FOR AWARDS

     a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the "Common Stock") that may be issued pursuant to the Plan is 4,000,000 shares plus, effective as of January 1, 2002 and each year thereafter, a number of shares of Common Stock equal to one-half of one percent (.5%) of the total number of shares of Common Stock issued and outstanding as of the close of business on December 31 of the preceding year. Notwithstanding anything to the contrary in this paragraph 3(a), no more than an aggregate of 3,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options (as hereinafter defined) granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options granted under the Plan that are the subject of disqualifying dispositions within the meaning of Sections 421, 422 and 424 of the Code and the regulations thereunder). If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards (other than Incentive Stock Options) under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards (other than Incentive Stock Options) under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     b. Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 1,000,000 shares of Common Stock.

     c. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

4.  STOCK OPTIONS

     a. General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

     b. Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall be granted only to officers or directors who are employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "Nonstatutory Stock Option."

     c. Exercise Price. The exercise price per share specified in the applicable option agreement relating to each Option granted shall not be less than the fair market value per share of Common Stock on the date of such grant, provided however, that if a Nonstatutory Stock Option is expressly granted in lieu of a reasonable amount of salary or cash bonus, the exercise price per share specified in the applicable option agreement may be equal to or greater than 85% of the fair market value per share of Common Stock on the date of such grant.

     d. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     e. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

     f. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

          (i) by check payable to the order of the Company;

          (ii) except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

          (iii) to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

     g. Prohibition on Repricing and Regrants. No Option shall be repriced, or terminated and subsequently regranted, at a lower purchase price per share than the original grant, without the prior affirmative vote of a majority of the shares of stock of the Company present at a stockholders' meeting in person or by proxy and entitled to vote thereon.

5.  RESTRICTED STOCK

     a. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     b. Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, except that all Restricted Stock Awards shall be subject to a vesting schedule of a minimum of three years, provided however, that a Restricted Stock Award subject to a performance based vesting schedule may be subject to a vesting schedule of a minimum of one year. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

6.  OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units, except that all other Awards shall be subject to a vesting schedule of a minimum of three years, provided however, that other Awards subject to a performance based vesting schedule may be subject to a vesting schedule of a minimum of one year.

7.  GENERAL PROVISIONS APPLICABLE TO AWARDS

     a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     b. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

     c. Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

     e. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the

Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     f. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     g. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     h. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

8.  MISCELLANEOUS

     a. Definitions.

          (i) "Company" for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Citrix Systems, Inc., as defined in Section 424(f) of the Code (a "Subsidiary"), and any present or future parent corporation of Citrix Systems, Inc., as defined in
     Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term "Company" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

          (ii) "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          (iii) "employee" for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

     b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

     c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

     d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

     e. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 3(c)); (b) the benefits accruing to Participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of Section 4(b) regarding eligibility for grants of Incentive Stock Options may not be modified; (e) the provisions of Section 4(c) regarding the exercise price at which shares may be offered pursuant to Incentive Stock Options may not be modified (except by adjustment pursuant to Section 3(c)); (f) the expiration date of the Plan may not be extended; (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3; and (h) the provisions of Section 4(g) regarding the prohibition on repricing and regrant of Options may not be modified. Except as otherwise provided in this
Section 8(e), in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Option previously granted to such grantee.

     f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

             Adopted by the Board of Directors on January 25, 2001

                                                                         ANNEX B

                              CITRIX SYSTEMS, INC.

                            AUDIT COMMITTEE CHARTER

A.  PURPOSE AND SCOPE

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public, and
(ii) the Corporation's internal financial and accounting controls.

B.  COMPOSITION

     The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of The NASDAQ National Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

     The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

DOCUMENT REVIEW

     1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

     2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

     3. Take steps designed to insure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

INDEPENDENT ACCOUNTING FIRM

     4. Recommend to the Board of Directors the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

     5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

     6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

     7. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

     8. Evaluate the performance of the independent accounting firm and recommend to the Board of Directors any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

FINANCIAL REPORTING PROCESSES

     9. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

COMPLIANCE

     10. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

REPORTING

     11. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

P                             CITRIX SYSTEMS, INC.
R
O                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
X
Y                                 MAY 17, 2001

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Citrix Systems, Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 6, 2001 and hereby appoints Roger W. Roberts and John P Cunningham and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at the Westin Fort Lauderdale Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on May 17, 2001 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

                   CONTINUED AND TO BE SIGNED SEE REVERSE SIDE

[X]   PLEASE MARK VOTES AS IN THIS EXAMPLE


VOTE BY TELEPHONE                                       VOTE BY INTERNET


It's fast, convenient, and immediate!                   It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                    confirmed as posted.
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:                           Follow these four easy steps:

1.   Read the accompanying Proxy                       1.    Read the accompanying Proxy
     Statement/Prospectus and Proxy Card.                    Statement/Prospectus and Proxy Card.

2.   Call the toll-free number                         2.    Go to the Website
     1-877-PRX-VOTE (1-877-779-8683).  For                   http://www.eproxyvote.com/ctxs
     shareholders residing outside the United States
     call collect on a touch-tone phone                3.    Enter your 14-digit Voter Control Number
     1-201-536-8073.                                         located on your Proxy Card above your name.

3.   Enter your 14-digit Control Number located        4.    Follow the instructions provided.
     on your Proxy Card above your name.

4.   Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!                                 YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                            Go to http://www.eproxyvote.com/ctxs anytime!


    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



                                   DETACH HERE

[X]    Please mark votes as in this example.

       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" THE PROPOSAL IN ITEM 2.

       1. To elect three members to the Board of Directors to serve for three year terms as Class I Directors:

              Nominees: (01) Mark B. Templeton, (02) Kevin R. Compton and
                        (03) Stephen M. Dow

                       FOR            WITHHELD        MARK HERE IF YOU
                       ALL            FROM ALL         PLAN TO ATTEND
                    NOMINEES          NOMINEES           THE MEETING

                       [ ]              [ ]                   [ ]

                                                       MARK HERE FOR
                                                       ADDRESS CHANGE
                                                       AND NOTE BELOW

                                                            [ ]

     [ ]     ___________________________________________________________
             For all nominees except as noted above



       2. To approve the Corporation's 2001 Director and Officer Stock Option and Incentive Plan


               FOR                  AGAINST             ABSTAIN

               [ ]                    [ ]                  [ ]



       3. To transact such other business as may properly come before the meeting or any adjournment or adjourments thereof.


               FOR                  AGAINST             ABSTAIN

               [ ]                    [ ]                  [ ]


              (This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:                 Date:        Signature:                 Date:
          ----------------      --------          -----------------     -------